UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

XPERI INC.
(Name of Registrant as Specified In Its Charter)

RUBRIC CAPITAL MASTER FUND LP RUBRIC CAPITAL GP LLC RUBRIC CAPITAL MANAGEMENT LP RUBRIC CAPITAL MANAGEMENT GP LLC DAVID ROSEN Deborah S. Conrad Thomas A. Lacey
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rubric Capital Master Fund LP and the other participants named herein (collectively, “Rubric Capital”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Rubric Capital’s highly-qualified director nominees at the 2024 annual meeting of stockholders of Xperi Inc., a Delaware corporation (the “Company”).

On April 29, 2024, Rubric Capital issued the following Investor Presentation titled “Accountability, Alignment, and Action at Xperi”. A copy of the Investor Presentation is also attached hereto as Exhibit 1.

ACCOUNTABILITY, ALIGNMENT, AND ACTION AT XPERI APRIL 2024

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Legal Disclaimer 2 The materials contained herein (the “Materials”) represent the opinions of Rubric Capital Management LP and the other participants named in its proxy solicitation (collectively, “Rubric” or “we”) and are based on publicly available information with respect to Xperi Inc . (the “Company” or “ Xperi ”) . Rubric recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Rubric’s conclusions . Rubric reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes . Rubric disclaims any obligation to update the information or opinions contained herein . Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports . There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections and potential impact of the opportunities identified by Rubric herein are based on assumptions that Rubric believes to be reasonable as of the date of the Materials, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material . The Materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security . Certain members of Rubric currently beneficially own, and/or have an economic interest in, securities of the Company . It is possible that there will be developments in the future (including changes in price of the Company’s securities) that cause one or more members of Rubric from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional securities (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to some or all of such securities . To the extent that Rubric discloses information about its position or economic interest in the securities of the Company in the Materials, it is subject to change and Rubric expressly disclaims any obligation to update such information . The Materials contain forward - looking statements . All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” “may,” “will,” “projects,” “targets,” “forecasts,” “seeks,” “could,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of the Materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Rubric . Although Rubric believes that the assumptions underlying the projected results or forward - looking statements are reasonable as of the date of the Materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward - looking statements included herein will prove to be accurate . In light of the significant uncertainties inherent in the projected results and forward - looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Rubric will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Unless otherwise indicated herein, Rubric has not sought or obtained consent from any third party to use any statements, photos or information indicated herein as having been obtained or derived from statements made or published by third parties . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by the Company or from any third - party source . All trade names, trademarks, service marks, and logos herein are the property of their respective owners who retain all proprietary rights over their use .

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Table of Contents 3 Introduction 01 Xperi’s Post - Spin Underperformance 02 Capital Allocation Failure: AutoSense Sale to Tobii 03 Capital Allocation Question Mark: Perceive 04 Compensation is Excessive and Doesn’t Align with Pay - for - Performance Standards 05 Value Creation Framework 06 Rubric’s Nominees are Highly Qualified and Committed to Working for Stockholders 07 Xperi Is Structurally Stockholder Unfriendly 08 Conclusion 09 Appendix 10

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Introduction 4 01

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Executive Summary 5 Urgent change is needed to restore and rebuild value at Xperi • Xperi shares have materially underperformed comparable benchmarks since the spin - off (and before) • Revenue growth and margins continually lag behind stated goals • Repeated failures to allocate capital in a way that generates economic returns • Excessive compensation out of sync with market standards and fails to align pay with performance while diluting stockholders Rubric and our Nominees have a clear action plan for Xperi that the Company has ignored • Restore boardroom accountability • Evaluate investment in Perceive, an AI inference semiconductor business that Xperi has incubated at significant expense to stockholders, and other projects • Reduce excessive costs • Overhaul executive compensation to create meaningful alignment between pay and performance Rubric’s Nominees are best suited to execute the action plan • Seasoned technology executives with deep financial, corporate strategy, marketing and turnaround expertise • Possess experience needed to effectively evaluate Perceive • Track records of disciplined capital allocation and strong cost controls

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Rubric Capital – Who We Are 6 • Rubric is a deep value investment manager focused on intrinsically undervalued businesses with strong fundamentals that are poised for inflection • We conduct extensive diligence on each investment and aim to work constructively with our portfolio companies to unlock value and drive outperformance • We deploy a more active approach only in situations where we believe the current board of directors is actively harming the prospects of our investment thesis • We have been invested in Xperi and its predecessors since Rubric’s formation in 2016, and core members of the Rubric team have invested in Xperi and its predecessors for over 15 years • We have been a top 10 stockholder of Xperi since 2020, today owning approximately 9% of the outstanding shares of common stock

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 7 • Xperi is a consumer and entertainment technology company • Xperi’s technology is embedded in billions of devices through its TiVo, DTS, HD Radio and IMAX Enhanced brands • These brands are brought to market across four primary verticals: Consumer Electronics, Connected Car, Pay TV and Media Platform • Xperi was spun out from Xperi Holding Corporation (now Adeia Inc.) in October 2022, retaining all executive management and the majority of the prior Board What is Xperi ? Source: Bloomberg, Company Filings, Rubric Estimate of NPV for AutoSense . Calculated as of April 19, 2024. Figures in millions other than share price and EPS. References in these Materials to Xperi prior to October 2022 refer to its applicable predecessor entity. Share Price (as of 4/19/24) $9.62 Diluted Share Count 50.5 Market Capitalization $486 Net Debt (12/31/23) ($92) Restricted Cash Returned From AutoSense ($12) NPV of AutoSense Consideration ($27) Enterprise Value $355 Calendar Year Adj EBITDA EV/EBITDA 2023 $34.7 10.2x 2024E $64.8 5.5x 2025E $89.8 3.9x Calendar Year Adj EPS P/E 2023 $0.01 962.0x 2024E $0.44 21.9x 2025E $0.81 11.9x

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 8 Xperi: A 30,000 Foot View 1. Gross Profit excluding depreciation and amortization of intangible assets per Xperi disclosures. 2. Adj. EBITDA defined as GAAP Net Loss plus Interest, Taxes, Stock - Based Compensation, Depreciation & Amortization, Impairments, a nd Transaction Adjustments. 3. Defined as Net Cash Provided by Operating Activities less Net Cash for purchases of property, equipment and intangible assets . 2023 Metrics REVENUE: $521 million, +3.7% YoY Growth GROSS PROFIT 1 : $403 million, 77.2% Gross Margin ADJ. EBITDA 2 : $34.7 million (including $70M in SBC) GAAP NET LOSS: ($139.7 million) FCF 3 : ($12.9 million) ADJ. EBITDA MARGIN: 6.7% NON - GAAP NET INCOME: $554,000 DILUTED SHARE GROWTH: +10% EMPLOYEE COUNT: 2,100 $400M+ in Gross Profit! (12.9M) in FCF + Rapid Dilution

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 9 Rubric has had regular meetings with Xperi’s management over the years (over 35 separate instances) to monitor its investment, with the most pertinent history listed below: • May 2017 – Met with new CEO Jon Kirchner to hear his views on the business, and expressed our concerns with Xperi's apparent policy (which continues to this day) of not revealing the forward renewal cadence for major contracts • June 2023 – At least two meetings with Xperi CEO or CFO and IR to express concerns over Perceive and lack of action • Aug 10, 2023 – Call with management & IR to discuss Q2 results, ongoing questions about Perceive and ongoing concerns about excessively high levels of stock - based compensation at Xperi • Nov 14, 2023 – Call with CEO, CFO & IR to discuss Xperi's disappointing sub - par margin performance and continuing concerns with excessive stock - based compensation • Dec 13, 2023 – Call with CEO & IR to express concerns regarding AutoSense sale and lack of upfront consideration for the transaction • Jan 22, 2024 – Call with CEO, CFO & IR to notify them that Rubric would be nominating Thomas Lacey and Deborah Conrad to replace two independent directors at 2024 Annual Meeting (and seeking to make Mr. Lacey the Chairman) while highlighting the Board’s continuing poor capital allocation decisions, excessive stock - based compensation policy and lack of action on Perceive as key drivers behind the need for a Board refresh; Rubric reiterated it was willing to find a mutually agreeable solution rather than committing to a proxy battle. Rubric delivers its notice of nomination to Xperi later that day • Jan 23, 2024 – Rubric files a 13D with the SEC to disclose its holdings in the Company and its delivery of nomination notice • Late Jan 2024 - Present – Discussions and negotiations with Xperi to reach resolution that have, to date, not yielded fruit • April 17, 2024 – Xperi files its definitive proxy statement with the SEC; Rubric does the same later that day Rubric’s History with Xperi

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 10 Activism is a last resort for Rubric: we don’t do this lightly Despite holding meaningful positions in numerous public companies (as evidenced by our 34 distinct 13G filings since inception), Rubric rarely employs activism as a strategy. This is just the second time in our 7 - year history that we are nominating directors to a public company board of directors. 34 6 3 0 5 10 15 20 25 30 35 40 Number of companies in which Rubric has filed 13Gs Number of companies in which Rubric has filed 13Ds Number of times Rubric has made nominations to a Board 2

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Case study: Mereo BioPharma (MREO) 11 0 50 100 150 200 250 300 350 400 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 MREO S&P Biotech Select Index Rubric files 13D Rubric sends letter to Board Rubric & MREO Reach Cooperation Agreement 475% return since 13D vs. 22% for XBI • Mereo represents the only other time Rubric has nominated directors in its history • Resolved via cooperation agreement in October 2022, placing four new highly qualified directors on the board

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 12 Rubric has nominated two uniquely qualified candidates to Xperi’s Board after witnessing multiple actions by the current Board that undermine stockholder returns 1. Significant underperformance driven by lack of credibility of Company management and the Board 2. Post - spin compensation schemes massively out of sync with market and pay - for - performance best practices 3. Poor capital allocation decisions have come at the expense of stockholders 4. Time is of the essence. Despite spin - off having occurred less than two years ago, we believe the Board’s current direction and the magnitude of its misalignment will cause irreversible harm to stockholders Rubric’s Reasons Rubric’s Solution 1. Restore accountability in the boardroom through the election of proven executives 2. Revamp compensation structure to align pay with performance and incentivize operational excellence 3. Newly reconstituted Board should launch a review of all capital allocation decisions Why We Are Choosing to Act Now

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Our decision to seek Board improvement at Xperi is driven by clear lapses in judgement by the current Board 13 Compensation Failures Strategic Failures Operating Failures Xperi Board Oversight • Excessive compensation vs. peer group (and a failure to identify peer group in Proxy) • Lack of pay - for - performance incentives. Where performance metrics are indicated, Board is not transparent about hurdles • Significant dilution from RSUs since spin - off from predecessor, with Board granting 11% of the float to insiders in 5 quarters • Additional one - time bonus granted in July 2023 on top of normal - course compensation schemes to further enrich executives – without transparency • Sale of AutoSense / FotoNation divisions for zero upfront consideration has transformed an operating asset into a risky credit position in a micro - cap company • Failure to identify product - market fit for Perceive Ergo suite before embarking on investment has led to 3 years of product cancellations and delays • Revenue growth and margins have fallen far short of goals set out 2 years ago • Over $100 1 million in accumulated cash burn in Perceive subsidiary with no apparent return to stockholders (in fact valued as a negative by analysts), with little transparency 1 Rubric estimate based on Xperi and predecessor disclosures.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 14 The Board has stated: “[t]o date, however, Rubric has not identified any concerns that we are not already addressing , nor has it provided any recommendations for how to improve Xperi.” THESE FAILURES HAVE ACCUMULATED INTO AN UNTENABLE SITUATION FOR STOCKHOLDERS Xperi Believes it is Addressing our Concerns. It is Not. Commentary Being Addressed By Current Board? Rubric’s Concerns Board has allocated significant capital to Perceive and other investments without generating economic returns. Rubric believes without Board change these costs will continue to erode stockholder value. Failure of Board to Properly Allocate Strategic Capital (e.g., Perceive, AutoSense / FotoNation ) Shares have declined 36% since the spin - off, yet insiders have been richly rewarded with primarily non - performance based RSUs. Excessive Executive Compensation, Lack of Pay - for - Performance Culture Stock - based compensation is excessive, leading to rapid dilution of stockholders. Runaway Stock - Based Compensation Despite operating a business that is 75% smaller than Xperi’s predecessor, pay scales have gone up, not down. Failure of Board to Adjust Company Cost Structure Post - Spin Growth and margins are running behind Investor Day Goals, making achievement of promises unlikely. Failure of Board to Execute Against 2022 Investor Day Goals Calculated as of April 19, 2024.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Xperi’s Post - Spin Underperformance 15 02

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. $0 $5 $10 $15 $20 $25 $30 XPER Peers³ Russell 3000 GICS 451030 Since the spin - off, Xperi stockholders have suffered vs. ISS peers and benchmarks 16 Source: Bloomberg. Calculated as of April 19, 2024. 1 Peer group (per ISS report for 2023 Annual Meeting) consists of A10 Networks, Inc.; Appian Corporation; BlackBerry Limited; E ver bridge, Inc.; OneSpan Inc.; Rimini Street, Inc.; SolarWinds Corporation; Varonis Systems, Inc.; Yext , Inc.; Adeia Inc.; Blackbaud, Inc.; Commvault Systems, Inc.; InterDigital , Inc.; Progress Software Corporation; SecureWorks Corp.; Upland Software, Inc.; Verint Systems Inc.; and Zuora, Inc. Pre - Spin Post - Spin +64% +33% +10 - 36% 1

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 17 Xperi EBITDA Margin Benchmarking Source: Last reported fiscal year, year - end and quarterly reports for subject companies; Visible Alpha. Company - Selected Peers P er Commentary at 2022 Investor Day. Xperi vs. ISS Peers Xperi vs. Company - Selected Peers 0% 5% 10% 15% 20% 25% 30% 35% 40% DLB CRNC HLIT XPER BCOV VZIO ROKU -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80%

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 0.0% 4.0% 8.0% 12.0% 16.0% What Was Promised - Sep-22 Investor Day 3-5 Year CAGR What Was Realized - CAGR of 2022A to Guided 2024E (Adjusted for AutoSense) 0.0% 10.0% 20.0% 30.0% What Was Promised - Sep-22 Investor Day 3-5 Year Target What Was Realized - 2024 Guidance (Adjusted for AutoSense) Street Doesn't Believe It - Consensus 2025 (Adjusted for AutoSense) 0.0% 5.0% 10.0% 15.0% 20.0% Oct-22 Current $0 $20 $40 $60 $80 $100 Oct-22 Current Xperi has consistently failed to achieve targets, which has led to significant declines in consensus expectations 18 Revenue Growth Guidance EBITDA Margin Guidance Consensus 2024 EBITDA Consensus 2024 EBITDA Margin

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Capital Allocation Failure: AutoSense Sale to Tobii 19 03

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. The Board - Approved Sale of AutoSense /Imaging to Tobii has Increased Risk for Xperi 20 Overview of AutoSense /Imaging Deal Xperi Now Faces Considerable Risks as a Creditor to Tobii  AutoSense is an occupancy monitoring safety platform, which can detect driver engagement, seatbelt use, etc. AutoSense generated ~$9 million in revenue in 2023 while FotoNation , its imaging business, generated ~$20 million in revenue  Xperi announced the sale of AutoSense /Imaging to Tobii AB (“Tobii”) (Stockholm: TOBII SS) in December 2023 and closed in January 2024  Despite a headline $43 million deal value, compensation to Xperi is significantly delaye d, greatly reducing the net present value of the transaction : – $28 million is via a promissory note (to be repaid 2027 - 2029) bearing an interest rate of 8% per annum – $15 million in installment payments beginning in 2028 – $19 million in future potential earn - out payments in 2031  Tobii has a market capitalization of ~$75 million and net cash of ~$45 million before the payments owed to Xperi  Tobii has been generating negative free cash flow since 2017, and consensus expectations are for negative free cash flow through 2027  Tobii conducted a ~$27 million rights offering to fund the additional expenses of AutoSense (included in the ~$45 million net cash)  The $43 million owed by Tobii exposes Xperi as a significant creditor to a non - investment grade counterparty  Given the significant doubt in Tobii’s ability to pay, coupled with unknown funding sources, the market likely ascribes zero value to this deferred transaction compensation

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 21 Hamed Khorsand BWS Financial Inc. “So the first question I had was from the competitive landscape in Auto, what are you seeing in the form of AutoSense and are you losing any share competitively to anyone or how do you feel about winning more share and the timing of when all of this come into revenue for you?” During its Q2 2023 earnings call, Xperi was directly asked about the competitive position of AutoSense and highlighted the success it was having competitively Xperi Was Bullish on AutoSense in August 2023 Jon E. Kirchner President, CEO and Director of Xperi “Well, I think, Hamed, kind of responding in reverse order, I think it will build over time as our existing design wins find their way into various models across the customers we have. As we said, we have nearly 80 models that are now contracted to support our in - cabin monitoring technology. And I think we have some very unique technology and solutions. And as a result, I think we are routinely winning shoot - outs for broader OMS or in - cabin monitoring -- occupancy monitoring. There's a bunch of different terms that the industry uses around it. And so I think that the long - term prognosis for the business is good. And so I don't see us out there really losing business as a competitive matter .”

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 22 Xperi announced the sale of AutoSense in December 2023, just 4 months after talking it up to investors, and during the Q4 2023 earnings call specifically cited competition as one of the pivotal factors behind the decision In Xperi’s Post - Mortem in February 2024, the Mask Fell Jon E. Kirchner President, CEO and Director of Xperi “While we've been very successful at winning new customers, there have been 2 important changes over the past 18 months that have impacted the long - term opportunity for [ AutoSense ] within Xperi . First, due to the growing importance of these products as critical safety systems, our OEM partners increased their expectations for the scope of support they wanted us to provide. This has resulted in a significantly increased cost structure that was hard to justify for a business that is not core to our long - term strategy. Second, the increasingly competitive environment has negatively impacted pricing compared to our original projections .”

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 23 Tobii’s Story to Investors is More Rosy Magdalena Rodell Andersson Executive VP and CFO of Tobii “The EBIT impact from the transaction in 2024 is expected to be positive. And then the AutoSense segment's revenue is expected to be SEK 30 million to SEK 50 million in 2024, and then it's expected to grow over the years to around SEK 500 million in 2028, and the segment is expected to be cash flow positive in 2026 . And then we foresee a high gross margin in this segment over and above 90% since it's primarily a software - related segment.” If Tobii Is Right, What Did Xperi Give Up?  500 million SEK in 2028 = $48 million USD – AutoSense was reported to be generating ~$9 million in 2023 1 – Implies a 5 - Year CAGR of 40% – Cerence , which Xperi names as a “really good” comparable to its Connected Car business, is currently valued at ~1.5x 2027E Revenue but is expected to grow less - than - half as fast – At 1.5x 2028 Revenue AutoSense is worth $72 million  $20 million in high - margin imaging revenue that will decline to zero by 2026 (but will contribute operating margin to offset some of AutoSense burn) – Contribution margin of this must be roughly equivalent to AutoSense burn given implied economics from disclosure – We’ll assign a nominal $10 million in value given profitability  Adding it all up, if Tobii’s forecast is correct, the Xperi Board sold potential value of over $80 million for a net present value to Xperi stockholders of less than $30 million 2 , a delta equivalent to ~$1.00 per Xperi share 1. Assuming all divested Connected Car revenue is associated with AutoSense . Per Xperi Q4 Earnings Call. 2. Rubric net present value estimate assuming 15% discount rate and no value for 2031 earn - out given lack of visibility. Source: Tobii Investor Call, December 13, 2023.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Capital Allocation Question Mark: Perceive 24 04

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 25 March 2020: Xperi announces Perceive has exited “stealth mode” August 2020: Xperi announces progress on Perceive’s product, Ergo, and that it expects to see chips in the market in early 2021 December 2020: At the Bank of America Leveraged Finance Conference, Xperi changes the timing of Ergo’s launch to 2H 2021 February 2021: Xperi reveals expense of $20 - 25 million for Perceive in 2021 May 2021: Xperi changes timing for first products to early 2022 November 2021: Xperi reveals the first Perceive product has been cancelled February 2022: Xperi announces expectation for first Perceive products in 12 - 18 months (late 2022 or early 2023) September 2022: At Investor Day, Xperi announces slight delay of introduction of products again, now to 2023 January 2023: Perceive launches Ergo 2 AI processor February 2023: Xperi announces 2023 guidance, and includes no revenue from Perceive November 2023: Xperi announces signing of license for Perceive, recognizing first revenue February 2024: Following prompting by Rubric, Xperi announces strategic review process regarding Perceive Overview of Perceive • Perceive is a majority - owned subsidiary of Xperi that is designing technology to enable AI inference at the edge, using extremely low power, but high compute efficiency. Perceive was founded in 2018 and incubated within Xperi , but Xperi didn’t acknowledge its existence to stockholders until 2020 • Perceive has developed two products: – Ergo: An AI chip designed to run neural networks at the edge, specifically well - suited for use in compact devices – Ergo 2: Second - generation Ergo chip which provides superior efficiency, enabling additional use cases • At its core, Perceive is attempting to develop technology (both hardware and software) that allows for advanced processing without the need for sending the data back to a data center, improving latency and cost Xperi has spent at least $100 million funding Perceive with no apparent return to date Perceive: A Failure to Launch

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 26 Analysts Value Perceive at Zero (but the implication is negative) ( Prior to dropping coverage in February 2024 ) “Our price target is based on an 8x EV/EBITDA multiple on our FY25 EBITDA estimate of $84M” “$13 PT, reflecting a 9x EV/EBITDA multiple on our F24 adj. EBITDA estimate” Xperi Price Target Methodology “We model XPER adj. EBITDA of $36.5 mil. in F23, inclusive of $15 mil. to $20 mil. in expenses attributable to Perceive.” Model Perceive Expenses? Include Separate Value for Perceive in Price Target? ($20M) x 8x = ($160M) ($160M) / 50.5M shares = ($3.17) Per Share 21% of the Target Price Lost Due to Capitalization of Perceive Expenses! ($20M) x 9x = ($180M) ($180M) / 50.5M shares = ($3.56) Per Share Implied 27% of the Target Price Lost Due to Capitalization of Perceive Expenses! Implied Value for Perceive In Their Price Target Assuming $20M in Annual Opex Source: Sellside Research Notes.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 27 While other tech companies are building AI Inference / Edge Compute capabilities, Xperi has failed to capitalize on the trend. Its own competitors are either thriving or running out of funding • The benchmarks provided by Xperi on its Ergo 2 website reinforce the risk and opportunity of Perceive • Despite impressive benchmarks, Xperi’s Board and management have failed to identify “Product - Market Fit” • This failure is both explicit in terms of lack of revenue despite the first launch being announced 3 years ago, and implicit in lack of stockholder and analyst recognition of the potential value of Perceive in Xperi’s share price Dissolved due to lack of funding, recently rebooted Valued at $1.2B @ most recent raise 5 th largest company in the world by market cap ??? Current Status The Power and the Peril of Power Efficient Chips

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Lack of Transparency from Xperi has Created a Binary Outcome for Investors 28 For investors, Perceive exists as the investment equivalent of Schrödinger’s Cat • Perceive has the opportunity to become either 1) a neutral third - party compression algorithm for LLMs/AI applications who don’t want to be restricted by walled gardens or 2) the proprietary solution for an existing AI - enablement player who lacks compression in its software stack • Value for stockholders can be unlocked by sale or partnership with key parts of the AI ecosystem, provided the economic model is transparently presented to investors • Xperi has failed to capitalize on the capabilities of Perceive to address emerging commercial opportunities in AI, specifically LLMs • This failure has let competitors develop complete software stacks that incorporate their own compression algorithms, eliminating the need • Xperi is wasting money on “gee - whiz” science that doesn’t have a commercially relevant market and is NPV negative for investors Perceive is an incredibly valuable AI enablement technology Perceive is a money pit Investors don’t know because Xperi has neither been transparent nor executed against its objectives

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. $9.00 $9.50 $10.00 $10.50 $11.00 $11.50 $12.00 $12.50 $13.00 2/20/2024 2/27/2024 3/5/2024 3/12/2024 3/19/2024 3/26/2024 4/2/2024 4/9/2024 4/16/2024 Xperi’s Recent Announcement of Strategic Alternatives Elicited ZERO Market Reaction 29 Xperi’s management and Board have done such a poor job elucidating the value of Perceive that announcing a process to sell it resulted in the stock going down Xperi Q4 Earnings, Announces Formal Strategic Alternatives for Perceive Source: Bloomberg.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. The Board Explicitly Does Not Hold Management Accountable for Perceive Expenses 30 2024 Proxy Disclosure “MBO Revenue was calculated as the Company's total revenue, excluding revenue of Perceive Corporation . MBO Non - GAAP Operating Profit was calculated as MBO Revenue, less total operating expenses ( excluding from expenses the following: stock - based compensation, amortization of intangibles, restructuring and one - time charges, the costs of any acquisitions or divestitures, other non - operating expenses, and direct costs for Perceive Corporation ) , divided by MBO Revenue.” No incentive for management to manage a material cost currently burdening stockholders This lack of accountability is core to Rubric’s reasoning for pushing for Board refreshment Source: Xperi definitive proxy statement filed April 17, 2024.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Semiconductor Expertise Technology Product - Market Fit Expertise Prior Experience Cutting “Science Project” Expenses at Xperi’s Predecessor Our Director Slate Has Direct Experience Evaluating Novel Technology like Perceive, Many Current Directors Do Not 31 RUBRIC NOMINEES Thomas Lacey Deborah Conrad Jon Kirchner Laura Durr Chris Seams David Habiger Darcy Antonellis We believe our Nominees are more equipped to evaluate Perceive and recommend a plan of action than existing directors: RUBRIC RECOMMENDATION TO REPLACE

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Compensation is Excessive and Doesn’t Align with Pay - for - Performance Standards 32 05

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Compensation Scheme Is Unchanged Post - Spin, Burdening Stockholders With Excessive Costs 33 $1,953 $487 $0 $500 $1,000 $1,500 $2,000 $2,500 2021 2023 Market Capitalization $11 $10 $0 $2 $4 $6 $8 $10 $12 2021 2023 CEO Total Compensation $58 $70 $0 $10 $20 $30 $40 $50 $60 $70 $80 2021 2023 Stock - Based Compensation - 75% - 11% +20% Source: Regulatory filings made by Xperi and its predecessor. Figures in millions. Market capitalization as of 12/31/2021 and 12/31/2023, per Bloomberg.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 34 CEO Compensation is Far Above Peers and Common Sense Source: Regulatory filings made by subject companies. Figures in millions. CEO Compensation per last proxy. Market Cap per Bloomberg as of last day of proxy compensation year. $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 DLB ROKU VZIO HLIT CRNC XPER BCOV $21 $10 $10 $10 $8 $5 $4 $0 $5 $10 $15 $20 ROKU XPER VZIO DLB CRNC HLIT BCOV ISS Peers Company Identified Peers $20 $14 $12 $11 $11 $10 $10 $9 $9 $9 $7 $6 $5 $5 $5 $5 $3 $0 $5 $10 $15 $20 $25 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Includes one - time option grant, total comp <$1M in prior 2 years $11M one - time PSU grant upon hiring 50% credit for 2 - year grant, not eligible next year CEO Compensation CEO Compensation Market Capitalization Market Capitalization

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Stock - based Compensation is Dramatically Out of Sync with Peers and Best Practices 35 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% GAAP SBC Expense as % of Market Cap ISS Peers Company Identified Peers 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% XPER BCOV ROKU CRNC VZIO HLIT DLB DOX GAAP SBC Expense as % of Market Cap Source: Last reported fiscal year, year - end and quarterly reports for subject companies; Visible Alpha.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. The Board Has Granted Insiders 11% of the Initial Spin - Off Share Count in 5 Quarters Since Spin - Off (above their rollover RSUs) 36 568 3,204 3,772 16 1,009 1,025 - 1,000 2,000 3,000 4,000 5,000 6,000 Q4 2022 Full Year 2023 Total Since Spin Time-Based RSUs Performance-Based RSUs Total % Performance Based Dilution as % of Starting Shares 6% (Annualized) 10% 11% (Since Spin) 3% 24% 21% 0% 2% 4% 6% 8% 10% 12% XPER CRNC BCOV VZIO ROKU HLIT DLB DOX 0% 2% 4% 6% 8% 10% 12% XPER SCWX ZUO OSPN EVBG YEXT SWI VRNS BLKB VRNT ADEA RMNI ATEN PRGS IDCC BB APPN RSU Issuance / Starting Shares – Company Identified Peers RSU Issuance / Starting Shares – ISS Peers RSUs Granted (in thousands) Source: 2023 fiscal year reports and other regulatory filings for subject companies.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. % Change 2023 2022 +4% $521 $502 Revenue +78% $35 $19 Adj. EBITDA Excluding SBC +53% $70 $45 Stock - Based Comp - 35% ($35) ($26) Adj. EBITDA Including SBC Y/Y % Margin: +2.8% 6.7% 3.9% Adj. EBITDA Excluding SBC - 1.5% - 6.7% - 5.2% Adj. EBITDA Including SBC Adding Back Excessive Stock - Based Compensation Makes Adjusted EBITDA Margins Look Better 37 EBITDA improvement in 2023 primarily driven by SBC add - back Margin improvement inflated by SBC Overall margins inflated by SBC Source: Xperi year - end reports and Interactive Analyst Center as of April 19. 2024. Figures in millions.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 38 XPER Indexed Price IWM Indexed Price Xperi / TiVo Announce Merger Jon Kirchner Becomes CEO TiVo Merger Complete CEO Compensation Per Company Proxy: 2018 2019 2020 2021 2022 2023 $9,046,650 $3,675,715 $10,080,391 $11,266,838 $9,895,399 $10,003,421 Spin - Off Effective - 65% TSR Decline Complete Lack of Pay - For - Performance Source: Xperi and predecessor entity proxy statements; Bloomberg. Note: Indexed price for XPER and IWM both starting at the date of spin - off.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. We Believe These Compensation Failures Are Explained by the Duration of Service For Committee Members 39 • Christopher Seams, David Habiger and Darcy Antonellis have each spent 8+ years on the Board of Xperi and its predecessor companies (DTS, Inc. (“DTS”) and Tessera ) • Christopher Seams has been Chair of the Compensation Committee for 8 straight years • David Habiger has been setting Jon Kirchner’s compensation for nearly a decade since his time at DTS David Habiger’s and Darcy Antonellis ’ failures as compensation committee members strongly contributed to Rubric’s efforts to replace them 8 10 8 8 8 3 0 2 4 6 8 10 12 Christopher Seams Dave Habiger Darcy Antonellis Years on Board Years on Compensation Committee Note: service years inclusive of with applicable predecessor entity David Habiger

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Value Creation Framework 40 06

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 41 Rubric and our nominees have a clear action plan for Xperi Investors do not trust the Board to maximize stockholder returns Restore Accountability • In Rubric’s estimation, based on market evidence, the current Board has lost credibility with investors • Mr. Lacey’s successful history with the Company and Ms. Conrad’s record of success in commercializing technology should immed iat ely restore trust in the Board • Improved Board can immediately order a review of the 2022 Investor Day Goals and issue new goals if necessary Despite announcing strategic alternatives, investors can’t value Perceive due to lack of transparency Evaluate Perceive and Other Projects • Continue existing strategic alternatives process, but with Board members better positioned to properly evaluate the value of Per ceive • Begin Company - wide capital allocation review process to ensure stockholder capital is being used effectively • Sell or shut down “science projects” that Xperi might be incubating without transparency to stockholders or path to clear val ue creation Excessive compensation has weighed down achievement of margin improvement and cash flow generation Reduce Excessive Costs • Beyond just achievement of Investor Day margin targets, Xperi should remedy excessive compensation practices as identified by Ru bric • Board should adjust cost structure to be appropriate for scale of spin - off business Lack of pay - for - performance has created a culture of stockholder return mediocrity at Xperi Institute Pay - For - Performance • Improve compensation policies to align compensation with stockholder returns • Re - introduce options / PSUs as the primary form of compensation vs. time - based RSUs • Transparently lay out targets so stockholders can properly evaluate goals and subsequent goal achievement Plan for Value Creation

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Pulling Value Creation Levers Could Result In Significant Upside To Xperi Stockholders 42 Restore Accountability Assumptions • There is currently a 1000bps gap between consensus and 2022 Investor Day Goals • Improving accountability and securing trust on goals should result in some degree of improvement towards achieving those goals and that will be reflected in new consensus estimates over time Evaluate Perceive and Other Projects Assumptions • Perceive is burning $15 - 20 million per year without proper transparency to investors. Removing spend will improve EBITDA • Identify other projects not likely to exceed Xperi’s cost of capital and immediately review business case and spend Reduce Excessive Costs Assumptions • Identify and remove a potential additional $10 - 20 million in excessive costs 1 • This range is likely achievable given 1) excessive compensation and 2) clear lack of cost rigor in proxy disclosures highlights likely cost opportunities elsewhere Institute Pay - For - Performance Assumptions • Knowing management only wins when stockholders win will improve confidence among stockholders • Improvement in stockholder alignment should improve cost of capital over time • Short term impact is qualitative, but over time tangible value will be created via that cost of capital improvement Illustrative Value Impact @ 7x Adj. EBITDA TOTAL IMPACT: 250 - 500bps Improvement 1. $15 - 20M in Perceive Costs Removed 2. $0 - $500M Value Received in Sale Potential Operating Improvement $10 - 20M in Operating Expenses Removed Cost of Capital Improvement $1.78 - $3.57 Per Share $2.08 - $12.67 Per Share $1.39 - $2.77 Per Share Unquantified $5.25 - $19.01 Per Share 1 Rubric estimates based on extensive diligence.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Recent Employee Reviews Highlight The Opportunity for Change at Xperi with Refreshed Board 43 Source: Glassdoor.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Rubric’s Nominees are Highly Qualified and Committed to Working for Stockholders 44 07

We are Seeking to Replace Entrenched, Poorly Performing Directors with Nominees Who We Believe can Immediately Create Value

RUBRIC CAPITAL

Xperi Incumbents



Darcy Antonellis
Director Since 2018

3 Reasons Why Darcy Should Be Replaced

1. Role on Compensation Committee that has created culture of misaligned and excessive incentives at Xperi
2. Record of poor TSR at numerous boards
   a) Xperi: -36% TSR since spin, -9% at Predecessor
   b) Cinemark: -48% TSR
   c) Bango PLC: -35% TSR
3. Chair of Nominating and Corporate Governance Committee – which failed to meet ISS standards last year



David Habiger
Director Since 2014

3 Reasons Why David Should Be Replaced

1. Chairman of the Board at Xperi, Member of the Compensation Committee, during period of significantly negative TSR
   a) Xperi: -36% TSR since spin, -48% at Predecessor
2. Holds numerous positions calling into question ability to dedicate sufficient time to Xperi
3. Long relationship with CEO Jon Kirchner, having joined the Board with him from DTS, making his independence and loyalty to stockholders questionable

Rubric Nominees



Thomas Lacey
Rubric Nominee, Former CEO of Xperi's Predecessor

3 Reasons Why Thomas Should Be Elected

1. As former CEO of predecessor and one of the principal architects of the transaction that created modern Xperi through the acquisition of DTS, knows the business, people and culture to be immediately effective
2. Successful multiple times over in driving stockholder value in turnaround situations
3. Prior TSR Shows Consistent Value Creation
   a) XPER/TSRA: +67%
   b) DSPG: +270%
   c) IRF: +75%



Deborah Conrad
Rubric Nominee

3 Reasons Why Deborah Should Be Elected

1. Deep experience, can immediately help Board evaluate and communicate value of Perceive, a key pivot point for stockholders
2. Expertise in marketing novel technology products, an area Xperi has struggled
3. Multiple roles as a private board member driving efficiency and accountability of management

Source: Bloomberg
Note: service years inclusive of with applicable predecessor entity

45

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Director Nominee - Thomas Lacey 46 Technology expert with extensive CEO and public company experience Unique insights as former CEO and director of Xperi’s predecessor, Tessera Deep financial, corporate strategy and turnaround expertise  Prior CEO of Tessera /Xperi Corporation, brought in by Starboard Value LP (“Starboard”) to shut down its money - losing MEMS cam business, improve profitability and grow recurring revenue  Former President of Intel Americas  Other leadership experience includes former Chairman and CEO of Components Direct; President and CEO of Phoenix Technologies; CEO of Immersion; and Chairman and CEO of Akhan Semiconductor  Additional experience at DSP Group; International Rectifier Corp; Applied Materials, Inc; Flextronics International; and International Display  Currently sits on the Board of Kandou, a fabless semiconductor company; Akhan Semiconductor; and Prison to Employment Connection, a non - profit focused on preparing incarcerated individuals for employment after release  Holds a B.A. from UC Berkeley and an M.B.A. from Leavy School of Business at Santa Clara University Experienced change agent who has repeatedly demonstrated an ability to turn around underperforming technology companies – including Xperi’s predecessor

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Thomas Lacey’s Track Record at Tessera /Xperi Speaks For Itself 47 Stock Performance Xperi Recurring Revenue 1. Including reinvested dividends. Source: Bloomberg; regulatory filings for predecessor entity. 0 2 4 6 8 10 12 14 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 $103 $150 $242 $244 $0 $50 $100 $150 $200 $250 $300 2013 2014 2015 2016 $mm Joined as interim CEO Appointed CEO Left CEO position ~67% total return 1

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Lacey Case Study: DSP Group (DSPG) 48 Value Creation Overview  Thomas Lacey was appointed to the board pursuant to a cooperation agreement with Starboard  Starboard would subsequently run a contested proxy contest and gain two additional Board seats  Helped turn an acrimonious situation into a productive and cooperative Board/management team, including with CEO Ofer Elyakim who remained in his role during Lacey’s entire time at DSPG  Remained on the Board for nearly a decade, many years after Starboard exited its position  Culminated in a highly successful sale of the company to Synaptics for $22/share, representing a ~270% return during Lacey’s tenure on the Board Source: Bloomberg. 0 5 10 15 20 25 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 DSP Group Stock Performance Lacey and Another Starboard Nominee Joins Board 2 Additional Starboard Directors Join Board Agreement to be Acquired by SYNA ~270% return Starboard 13D Filed Starboard Exits DSPG, Lacey Remains on Board

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Lacey Case Study: International Rectifier (IRF) 49 Value Creation Overview  Recommended by CEO of Intel to join Board of Directors  Company was in a challenging situation with the start of the Great Financial Crisis and a previously announced accounting scandal that would result in the termination of the CEO and CFO  Lacey joined the Audit and Governance Committees, instrumental in bolstering confidence in the company  Sold to Infineon for $40/share or >$2 billion, representing a ~75% return from when Lacey joined the Board (despite impact from Great Financial Crisis) Source: Bloomberg. 0.00 5.00 10.00 15.00 20.00 25.00 30.00 35.00 40.00 45.00 50.00 Feb-07 Feb-08 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13 Feb-14 International Rectifier Stock Performance Accounting investigation Lacey joins Board, on Audit & Governance Committees Post CEO + CFO Departure Agreement to be Acquired by Infineon ~75% return Unsolicited takeover offer from Vishay rejected

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Lacey Has Direct Experience Confronting and Addressing Common Problems in the Boardroom See other perspectives  At times, management teams and Boards get too attached to their views and discount input from elsewhere in the organization and/or from stockholders Use capital efficiently  Spend every dollar as if it is your own  Constantly and carefully scrutinize all expenses vs. strategic initiatives  Management teams and Boards can get too vested in their projects and vision independent of market shifts and competitive changes Set culture of open communication  Need to establish a truly open company culture where all input is welcome and encouraged Align employee incentives and pay structures  Need to incentivize proper company priorities in the best interests of stockholders Decades of Learned Experience Have Evolved in Maxims for Ailing Boards 50 WE BELIEVE MANY OF THESE COMMON BOARD PITFALLS APPEAR AT XPERI, BASED ON THE BOARD’S DECISIONS AND OUR INTERACTIONS DURING THIS PROCESS CEO, Chairman and Nominating & Governance Committee seek out active Board members and encourage and welcome diversity of thought  Idea diversity is absolutely critical  Some management teams surround themselves with “yes men/women” and don’t want to be challenged CEO and CFO truly listen to and respect stockholder input and share it with the Board for serious consideration  Some management teams and Boards think they know best and don’t seriously consider input  Some management teams and Boards actually view stockholder input as adversarial Remember who the Board works for  All management teams and Board members must remember they work for stockholders  Some management teams and Boards lose sight of this truth

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Xperi’s Comments About Thomas Lacey Stand in Direct Contradiction to its Actions 51 Xperi’s Own Proxy Disclosure: “Mr. Kirchner reiterated the Board’s offer to engage Mr. Lacey as a consultant if he withdrew from Rubric’s slate.” April 17, 2024 Press Release “Mr. Lacey’s background is no longer relevant to the Company’s present or its future.” What Does This Indicate to Us? IT IS CLEAR TO US THAT XPERI WANTS TO AVOID THE ACCOUNTABILITY MR. LACEY WOULD BRING TO THE BOARDROOM Xperi is purposefully misleading investors • Xperi has publicly maligned how Mr. Lacey’s technical skills fit into the Xperi boardroom • Despite this public stance, twice Xperi has privately offered Mr. Lacey a paid consultant position if he would step down from Rubric’s slate We believe Xperi’s Board and management are deeply concerned that the election of Mr. Lacey would impact their lifestyles • Mr. Lacey has deep turnaround expertise and, Rubric believes, is well positioned to implement a turnaround of Board culture a t Xperi • This enhanced oversight brought by Rubric’s nominees is something that threatens the comfortable incumbents and their excessi ve compensation Xperi seemingly would rather attempt to disenfranchise stockholders than present a fair choice at the Annual Meeting • Xperi , in effect, attempted to pay Mr. Lacey to step aside and deprive stockholders of a fair choice at the Annual Meeting

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Director Nominee - Deborah Conrad 52 Marketing leader across multiple technology companies Deep financial, corporate strategy and marketing expertise  Most recently Senior Vice President, Chief Marketing Officer at Hinge Health, a healthcare technology company  Spent over 27 years at Intel, where she held senior positions of increasing responsibility across multiple areas, including marketing, communications, brand management and business development. Culminated in her role as Corporate Vice President and Chief Marketing Officer  Other leadership experience includes former Chief Marketing Officer at Vori Health; Interim Chief Marketing and Strategic Advisor at NovaSignal Corp; Chief Marketing Officer at Included Health; and Chief Marketing and Revenue Officer at Globality  Prior Board experience at Samasource , a data production company for artificial intelligence and machine learning; Superfly Productions, a marketing and event company; Intel Foundation, a private corporate foundation established by Intel; and Artspan , a non - profit serving as a platform for artists Marketing expert capable of addressing the most pressing issues at Xperi : elucidating the value of Perceive and identifying tech - enabled market opportunities

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Conrad Case Studies: Mapping Novel Technology to Market Opportunity at Intel 53 Led Launch and Market Adoption Of Itanium, Intel’s First Server, Data Center And Cloud Computing Chip Family  Engaged with potential customers, partners and channels to understand product - market - fit opportunities and challenges  Established global launch plans, Itanium positioning and key messages, early adopter engagement and endorsements  Led deployment of Itanium - based servers with blue - chip enterprise/B2B customers (i.e., Credit Suisse, Bank of America, Allstate, Target)  Led vertical industry market teams to align product with use - cases within Healthcare, Financial, Retail, Construction, and more  Led ISV software enablement for new OS, infrastructure and enterprise applications (i.e., SAP, Oracle, Microsoft, BEA Systems, Linux) Led Launch and Market Adoption of Atom, Intel’s Entrance into Mobile, Embedded and IoT  Researched and developed strategy for targeted product designs and applications and defined new market segments (i.e., Netbooks)  Developed positioning and messaging for key audiences (media, B2B and B2C customers, partners, channels)  Created design win campaigns to support OEM sales and tech deployment  Developed new ecosystem partnerships with blue - chip mobile devices and carriers (i.e., Motorola, Orange, AT&T, Verizon, Deutsch Telecom)  Drove go - to - market, brand awareness and demand generation campaigns to support sales, OEM partners, software and channel partners

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Conrad Case Studies: Lucrative Product Partnerships and Margin Expansion at Intel 54 Led First - Ever Partnership Between Intel and Apple to Create Intel - Based Macs  Drove all Intel - based initiatives at Apple – Oversaw engineering, system development, sales, pricing, supply and marketing programs between two companies – Collaborated with product and manufacturing teams on product definition, packaging and positioning – Engaged daily/weekly with Apple senior leadership and managed monthly Apple and Intel CEO meetings  Drove “joint invention” programs of entirely new innovations (i.e., MacBook Air)  Within 18 months, Apple became 4th largest customer, with over $1 billion revenue of Intel products , representing fastest ramp in Intel’s history  Within 12 months, moved business opportunity beyond Macs to 10+ new Intel - based product areas (i.e., iPhone, iPad, workstations, home entertainment) Overhauled and Simplified Intel’s CPU Roadmap and Brand Strategy  Drove collaboration with supply/pricing team, product management teams and executive leadership to determine go forward strategy  Moved to good/better/best model and rebranded Intel’s #1 volume product and revenue leader (Pentium) to Core i3, Core i5, Core i7  Took 35 product and brand iterations down to 6, sunsetting products with customers, ISVs and channels  Gained incremental $4 billion in gross margin in first year due to simplified offering, clear communications and clarity of brand promise

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Conrad Case Study: Category Creation at NovaSignal 55 Led Launch of New Medical Device and AI/Data Company and Platform  Developed all positioning, messaging, brand ID, collateral, website and demos for NovalSignal , an FDA - cleared robotic, AI - based ultrasound headset that created the category of brain blood flow as the next “vital sign” for routine measurement  Developed product roadmap and pricing models for the NovaGuide platform, including apps and reports, NovaKit supplies, and NovaCare 24/7 remote/IT support  Developed go - to - market and demand generation campaigns to support sales teams and business development efforts  Operationalized marketing, hired team, and stood up strategic planning, communications and promotional activity  Designed and ran repeatable processes for budget, measurement, ROI and performance analytics

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. “Rubric has not identified any concerns that Xperi is not already addressing, nor has it provided any concrete recommendations on how to improve Xperi .” Xperi has Mischaracterized our Candidates, Their Skills, and Rubric’s History of Interaction 56 Xperi has not addressed the primary concerns Rubric raised: lack of accountability, excessive compensation not tethered to performance, and poor capital allocation. Xperi seemingly only decided to run a process to sell Perceive due to Rubric’s Board nominations. “ We do not believe they would bring any relevant expertise that is not already well - represented on the Board. In fact, during our conversations with them, they admitted that their skills are not additive to those of Xperi’s incumbent directors.” Xperi’s narrow definition of expertise shows a misunderstanding of Rubric’s concerns in the boardroom. The skills we value in Mr. Lacey and Ms. Conrad are that of disciplined capital allocation, strong cost controls, and keen evaluation of the consumer interface with technology. Our nominees will put stockholders first, a trait which we see as woefully lacking in the current Board. Source: Xperi Press Release, April 17, 2024.

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Xperi has Demonstrated an Unwillingness to Take Action Unless Forced 57 Xperi is only now attempting to eliminate stockholder - unfriendly provisions in its Charter, again apparently in response to Rubric’s Board nominations IT IS CLEAR TO US THAT THE CURRENT DIRECTORS LACK CREDIBILITY AND PROACTIVITY AND THAT THEIR CONTINUED OVERSIGHT RISKS FURTHER STOCKHOLDER VALUE DESTRUCTION Xperi did not reveal that it was planning to expand membership of the Board until Rubric nominated its own director candidates Xperi only decided to run a process to sell Perceive following concerns repeatedly stated by Rubric, and seemingly in response to our Board nominations Board Composition Capital Allocation & Strategy Stockholder Rights

Xperi's "Attempts" At Settlement Have Been Disingenuous

RUBRIC CAPITAL

"We have engaged constructively with Rubric and have presented Rubric with two proposals that would achieve its aim of Board change"

	Xperi Proxy Characterization	Rubric Interpretation
First Proposal	On February 26, 2024, Messrs. Kirchner and Seams also met with representatives of Rubric and gave them an overview of the Company's fourth quarter and full year 2023 results and 2024 guidance and plans to announce that the Company was exploring strategic alternatives with respect to Perceive. Mr. Seams explained that the Board and NGC had been working throughout 2023 to identify candidates for the Board, and that the Board had identified two highly qualified candidates that **it would propose to add to the Board, expanding the Board to seven directors, and that the Company would also be willing to enter into a consulting agreement with Mr. Lacey**.	Xperi's "constructive" engagement in this proposal consists of: 1. Offering no Board consideration to either of Rubric's qualified candidates 2. Revealing Xperi had its own Board candidates in the pipeline, but refusing to identify those candidates in order to allow Rubric to judge their suitability 3. Offering to make Mr. Lacey a "consultant" to the Board This proposal was not "constructive" nor in keeping with clear messaging to the Board that we wanted to work together to find the best path forward. In direct contravention of its stated opinion that Mr. Lacey's skills are not "additive," Xperi is happy to invite him to be a consultant, in which capacity his ability to drive improved stockholder outcomes will be severely limited. Xperi had consistently refused to make bios for its candidates available, despite Rubric signing an NDA in good faith to hear this proposal.
Second Proposal	On March 4, 2024, a representative of the Company sent Olshan an email and attached a proposal to resolve the contested election (the "Cooperation Agreement Proposal") pursuant to which the **Company would (x) increase the size of the Board from five to eight directors and (y) appoint to the Board the two independent candidates previously identified by the Company, as well as Ms. Conrad, the Rubric Nominee.**	Xperi – despite now opposing Ms. Conrad's election – was happy to welcome her onto the Board previously, but again refused to consider Mr. Lacey. This second proposal once again proved out a fear we had from our very first meeting: the Company's refusal to consider Mr. Lacey and focus on expanding the Board with its own unnamed candidates are clearly signals of entrenchment. Mr. Lacey's demonstrated cost discipline, well known to insiders at Xperi given his history, is a clear-and-present threat to the sinecure enjoyed by the Board and management of the Company, and they will seemingly do anything to protect their status. Shockingly the Company disclosed that it contacted Mr. Lacey directly and offered to engage him as a consultant if he withdrew from Rubric's slate.

58

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Xperi Is Structurally Stockholder Unfriendly 59 08

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Xperi’s Governing Documents Contain Multiple Stockholder Unfriendly Provisions 60 DO NOT BE FOOLED BY THE BOARD’S ATTEMPT TO ELIMINATE THE SUPERMAJORITY REQUIREMENTS IN RESPONSE TO OUR PROXY CONTEST – THE BOARD SHOULD BE HELD ACCOUNTABLE FOR ADOPTING IN THE FIRST PLACE Supermajority Vote to Amend Bylaws and Restrictive Charter Provisions • Prohibitively high supermajority 66 - 2/3% vote of the outstanding shares is required for stockholders to amend the Bylaws • In addition to Board approval, supermajority 66 - 2/3% vote of the outstanding shares is required to amend anti - stockholder provisions in the Charter such as the inability of stockholders to call special meetings, act by written consent or fill vacancies on the Board • Supermajority vote requirement significantly reduces stockholders’ ability to remediate the Company’s poor corporate governance practices No Action by Written Consent or Ability to Call Special Meetings • Stockholders are prohibited from calling special meetings and cannot act by written consent, which in effect means that stockholders cannot seek Board change between annual meetings

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Conclusion 61 09

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 62 Xperi: A 30,000 Foot View, Revisited 1. Gross Profit excluding depreciation and amortization of intangible assets per Xperi disclosures. 2. Adj. EBITDA defined as GAAP Net Loss plus Interest, Taxes, Stock - Based Compensation, Depreciation & Amortization, Impairments, a nd Transaction Adjustments. 3. Defined as Net Cash Provided by Operating Activities less Net Cash for purchases of property, equipment and intangible assets . 2023 Metrics REVENUE: $521 million, +3.7% YoY Growth GROSS PROFIT 1 : $403 million, 77.2% Gross Margin ADJ. EBITDA 2 : $34.7 million (including $70M in SBC) GAAP NET LOSS: ($139.7 million) FCF 3 : ($12.9 million) ADJ. EBITDA MARGIN: 6.7% NON - GAAP NET INCOME: $554,000 DILUTED SHARE GROWTH: +10% EMPLOYEE COUNT: 2,100 $400M+ in Gross Profit! (12.9M) in FCF + Rapid Dilution

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. 63 Rubric is Committed to Unlocking the Value in Xperi • Rubric is taking action at Xperi, a company we have been stockholders of for almost the entire duration of our fund, because we believe the current Board has taken actions contrary to the best interests of stockholders thereby putting the true owners of Xperi in an untenable position – Issued 11% of the stock in the form of RSUs to insiders in 5 quarters, despite a ~36% decline in share price – Failed to execute against margin and growth targets set out before the spin - off, and used stock - based compensation to optically improve EBITDA margins and pay insiders – Failed to properly evaluate or incentivize the business case for Perceive, which we believe could be a very valuable asset, b ut through a lack of transparency and execution has become a millstone around the neck of Xperi’s financials – Made other capital allocation decisions, most recently the AutoSense sale, which we believe show a complete lack of financial rigor on behalf of incumbent directors • Rubric sees a path forward where stockholders can be richly rewarded as owners of Xperi, but only if the Board institutes a culture by which the Company works for them , instead of it being slowly transferred from them through dilution and poor capital allocation We urge you to replace David Habiger and Darcy Antonellis as directors with Rubric’s Nominees, Deborah Conrad and Thomas Lacey Our Nominees possess expertise, capital allocation rigor and believe in the primacy of stockholder returns, all things we bel iev e are so lacking on the Board today that they have necessitated our actions on behalf of Xperi stockholders

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Appendix 64 10

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Deborah S. Conrad 65 Deborah S . Conrad, age 62 , most recently served as Senior Vice President, Chief Marketing Officer at Hinge Health, Inc . , a healthcare technology company, from January 2023 to October 2023 , and as Chief Marketing Officer at Vori Health Inc . , an all - inclusive healthcare provider, from November 2021 to June 2022 . Ms . Conrad served as Interim Chief Marketing Officer and as a strategic advisor at NovaSignal Corp . (f/k/a Neural Analytics, Inc . ), a medical technology company, from May 2020 to June 2021 . Prior to that, Ms . Conrad served as a strategic advisor at Included Health, LLC (f/k/a Grand Rounds Health, Inc . ), a healthcare technology company, from January 2020 to July 2021 , where she previously served as Senior Vice President and Chief Marketing Officer, from 2018 to January 2020 . Previously, Ms . Conrad served as Chief Marketing and Revenue Officer at Globality, Inc . , a business to business services marketplace, from 2016 to 2017 , and as Chief Marketing Officer - in - Residence and Managing Partner at West Venture Partners, a venture studio, from 2014 to 2015 . Prior to that, Ms . Conrad had an extensive career spanning over 27 years at Intel Corporation (NASDAQ : INTC) (“Intel”), a global manufacturing and technology company, where she held senior positions of increasing responsibility across multiple areas, including marketing, communications, brand management and business development, culminating in her role as Corporate Vice President and Chief Marketing Officer, from 2008 to 2014 . Ms . Conrad served as an Executive Advisory Board Member at BioIQ , Inc . , a healthcare technology company, from November 2020 until it was sold to LetsGetChecked , Inc . in April 2022 . Ms . Conrad also has extensive private board service experience, having previously served on the board of directors of each the following, Samasource , Inc . (n/k/a Samasource Impact Sourcing, Inc . ), a data production company for artificial intelligence and machine learning, from 2014 to June 2019 , Superfly Productions, a New York based marketing and event company, from 2014 to April 2019 , and ArtSpan , a nonprofit organization serving as a platform for artists, from 2014 to December 2019 . Ms . Conrad served on the board of Intel Foundation, a private corporate foundation established by Intel, from 2008 to 2014 . Ms . Conrad also served as an Intel Capital Board Observer at Care Innovations, an Intel and GE HealthCare Technologies Inc . (NASDAQ : GEHC) joint venture, from 2013 to 2014 . Ms . Conrad served as strategic advisor to the portfolio companies of Cowboy Ventures LLC, a venture capital firm supporting seed - stage technology companies, from 2014 to July 2019 , and Intel Edtech Accelerator, a partner to companies in the education industry established by Intel, from 2015 to 2017 . Ms . Conrad served as an Advisory board member of the Association of National Advertisers, Inc . , a trade organization that represents the advertising industry, from 2011 to 2014 , and the Advertising Council, Inc . , a nonprofit organization that produces public service announcements, from 2009 to 2014 .

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION. Thomas A. Lacey 66 Thomas A . Lacey, age 66 , has served on the board of directors of Kandou Bus S . A . , a semiconductor company which offers differentiated and fundamental interconnect technology, since September 2022 . Mr . Lacey has also served as Chairman of the board of advisors of AKHAN Technologies, Inc . (d/b/a AKHAN Semiconductor, Inc . ), a semiconductor company specializing in diamond semiconductor materials and devices, since October 2023 , where he also served as Chairman of the board of directors, from May 2021 to October 2023 , and as Interim CEO, from September 2021 to February 2022 . Prior to that, Mr . Lacey served on the board of directors of DSP Group, Inc . (formerly NASDAQ : DSPG), a global provider of wireless chipset solutions for converged communications, from 2012 until it was acquired by Synaptics Incorporated (NASDAQ : SYNA) in December 2021 , and on the board of directors of Immersion Corporation (NASDAQ : IMMR), a developer and licensor of haptic technology, from 2018 to June 2019 , where he also served as Interim CEO, from 2018 to January 2019 . From 2013 to 2017 , Mr . Lacey served as Chief Executive Officer and a director of Xperi Corporation (formerly NASDAQ : XPER) (formerly Tessera Technologies, Inc .; NASDAQ : TSRA) (“ Xperi / Tessera ”), a consumer and entertainment product and intellectual property licensing company, having transitioned from Interim CEO to CEO in 2013 . He continued to serve as an advisor to Xperi / Tessera in 2017 following his departure as CEO and a director . Prior to Xperi / Tessera , Mr . Lacey served on the board of directors of International Rectifier Corporation (formerly NYSE : IRF), a power management technology company, from 2008 until it was acquired by Infineon Technologies AG (OTC : IFNNY) in 2015 , and as Chairman of the board of directors and Chief Executive Officer of Components Direct, a provider of cloud - based product life cycle solutions, from 2011 to 2013 . From 2010 to 2011 , Mr . Lacey served as President, Chief Executive Officer and a director of Phoenix Technologies Ltd . (formerly NASDAQ : PTEC), a global provider of basic input - output software for personal computers . Prior to that, Mr . Lacey was Corporate Vice President and General Manager of the SunFab Thin Film Solar Products group of Applied Materials, Inc . (NASDAQ : AMAT), a supplier of equipment, services and software for the manufacture of semiconductor chips, from 2009 to 2010 . Mr . Lacey previously served as President of the Components Division at Flextronics International Ltd . (n/k/a Flex Ltd . ) (NASDAQ : FLEX) (“Flextronics”), a diversified manufacturing company, from 2006 to 2007 . Mr . Lacey joined Flextronics in connection with the sale to Flextronics of International Display Works, Inc . (formerly NASDAQ : IDWK), a manufacturer of liquid crystal display LCD products, where Mr . Lacey had served as Chairman of the board of directors and Chief Executive Officer, from 2004 to 2006 . Earlier in his career, Mr . Lacey held various management and executive positions at Intel Corporation (NASDAQ : INTC), a manufacturer of computer components and related products, including Vice President, Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products . Mr . Lacey has served as Chairman of the advisory board of Prison to Employment Connection, a nonprofit organization dedicated to helping incarcerated individuals find employment upon release, since December 2020 . Mr . Lacey earned his B . A . in Computer Science from the University of California, Berkeley, and M . B . A . from the Leavy School of Business at Santa Clara University .